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                                                                    EXHIBIT 3.24

             [Restated electronically for SEC filing purposes only]

                       CERTIFICATE OF LIMITED PARTNERSHIP
                OF OPRYLAND HOTEL -- FLORIDA LIMITED PARTNERSHIP

      OPRYLAND HOSPITALITY, INC., a Tennessee corporation, as General Partner, hereby makes, acknowledges and files with the Secretary of State of the State of Florida, this Certificate of Limited Partnership for the purpose of forming a limited partnership for profit in accordance with the laws of the State of Florida.

      1. NAME OF PARTNERSHIP. The name of the partnership shall be Opryland Hotel-Florida Limited Partnership.

      2. LOCATION OF PRINCIPAL PLACE OF BUSINESS. The principal place of business of the partnership shall be located at c/o Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, or at such other place or places as the General Partner shall from time to time determine.

      3. NAME AND ADDRESS OF THE REGISTERED AGENT FOR SERVICE OF PROCESS.

                  Corporation Service Company
                  1201 Hays Street
                  Tallahassee, FL 32301

      4. NAME AND BUSINESS ADDRESS OF THE GENERAL PARTNER.

                  Opryland Hospitality, LLC
                  c/o Gaylord Entertainment Company
                  One Gaylord Drive
                  Nashville, TN 37214

      5. MAILING ADDRESS OF THE LIMITED PARTNERSHIP.

                  c/o Gaylord Entertainment Company
                  One Gaylord Drive
                  Nashville, TN 37214

      6. NAME AND BUSINESS ADDRESS OF THE LIMITED PARTNER.

                  Gaylord Hotels, LLC
                  c/o Gaylord Entertainment Company
                  One Gaylord Drive
                  Nashville, TN 37214
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      7. TERM. This partnership shall be dissolved on December 31, 2073 unless sooner dissolved and terminated prior to such date as provided in the Limited Partnership Agreement of this partnership.

      EXECUTED this 20th day of January 1998.

GENERAL PARTNER:                    OPRYLAND HOSPITALITY, INC.,
                                    a Tennessee corporation

                                    By:  /s/ Jack Vaughn
                                       -----------------
                                    Printed Name:  Jack Vaughn
                                    Title:  Senior Vice President